Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Currenc Group Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value$0.0001 per share (Secondary Offering)	457(c)	29,470,187	(1)	0.5860	(2)	$17,269,529.582	0.00015310	$2,643.965	(3)

Fees Previously Paid	Equity	Ordinary Shares, par value$0.0001 per share (Secondary Offering)(4)	457(o)				(5)	$10,150,000	0.00015310	$1,553.965

			Total Offering Amounts					$27,419,529.582		$4,197.930
			Total Fees Previously Paid							$1,553.965
			Total Fee Offsets							$—
			Net Fees Due							$2,643.965

(1)	Consists of (i) 81,818 ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”) issued to Roth pursuant to the terms of the Roth Agreement; (ii) 1,027,996 Ordinary Shares issued to Pine Mountain upon conversion of the PIPE Note; and (iii) 28,360,373 Ordinary Shares, issued pursuant to the terms of the Creditor Share Purchase Agreement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.6100 and low $0.5620 sale prices of our Ordinary Shares on June 26, 2025 (such date being within five business days of the date that this registration statement on Form S-1 was first filed with the Securities and Exchange Commission), as reported on the Nasdaq Global Market.

(3)	A registration fee of $1,553.965 was previously paid with the initial filing of this registration statement on Form S-1 on February 14, 2025.

(4)	Excluded in accordance with Rule 457(o) under the Securities Act.

(5)	Reflects (i) up to $10,000,000 Ordinary Shares to be sold by the Company to Arena Business Solutions Global SPC II, Ltd, an exempted company with limited liability incorporated under the laws of Cayman Islands (“Arena”), pursuant to the Purchase Agreement, dated as of February 10, 2025 between the Company and Arena (the “ELOC Purchase Agreement”) and (ii) up to $200,000 Ordinary Shares issued to Arena as a commitment fee upon the execution of the ELOC Purchase Agreement.